Exhibit 8.1

Solicitors 70 Sir John Rogerson's Quay Dublin 2 Ireland D02 R296 T +353 1 232 2000 F +353 1 232 3333 W www.matheson.com DX 2 Dublin

STERIS Limited

70 Sir John Rogerson’s Quay

Dublin 2

Ireland

D02 R296

Our Ref	Your Ref	6 November 2018
JR/KST/666226.4

Dear Sirs

Registration Statement on Form S-4 of STERIS Limited

Certain Ireland Tax Considerations

We are acting as Irish counsel to STERIS Limited, a private limited company incorporated under the laws of Ireland (company number 595593) (the “Company”), in connection with the filing of a Registration Statement dated November 6, 2018 on Form S-4 (the “Registration Statement”), to which this opinion is an exhibit, with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to which the Company will register, under the U.S. Securities Act of 1933 (the “Securities Act”), the offer of ordinary shares of par value $100 per share in the capital of the Company, proposed to be issued to holders of ordinary shares of par value £0.10 per share of STERIS plc, a public limited company incorporated under the laws of England and Wales (company number 09257343) (“STERIS UK”), pursuant to a Court-approved scheme of arrangement under Part 26 of the UK Companies Act 2006 by and among STERIS UK and its shareholders (the “Scheme”). The Scheme is set out in the Registration Statement.

In connection with this Opinion, we have relied upon statements, representations, and covenants made by STERIS Ireland and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief. For purposes of this Opinion, we have assumed (i) the validity and accuracy of the documents that we have examined and the facts and representations concerning the Scheme that have come to our attention during our engagement, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) that all relevant documents have been, or will be, validly authorised, executed, delivered and performed by all of the relevant parties and (iv) that the Scheme will be consummated as described in the Registration Statement. This Opinion is conditioned upon, among other things, the

Managing Partner: Michael Jackson - Chairman: Tim Scanlon - Partners: Brian Buggy, Helen Kelly, Sharon Daly, Ruth Hunter, Tony O’Grady, Paraic Madigan, Tara Doyle, Anne-Marie Bohan, Patrick Spicer, Turlough Galvin, Patrick Molloy, George Brady, Robert O’Shea, Joseph Beashel, Deirdre-Ann Barr, Dualta Counihan, Deirdre Dunne, Fergus Bolster, Christian Donagh, Bryan Dunne, Shane Hogan, Peter O’Brien, Thomas Hayes, Nicola Dunleavy, Julie Murphy-O’Connor, Mark O’Sullivan, Brian Doran, John Gill, Joe Duffy, Pat English, Shay Lydon, Aidan Fahy, Niamh Counihan, Gerry Thornton, Liam Collins, Darren Maher, Michael Byrne, Philip Lovegrove, Rebecca Ryan, Éanna Mellett, Catherine O’Meara, Elizabeth Grace, Deirdre Cummins, Alan Keating, Peter McKeever, Alma Campion, Brendan Colgan, Garret Farrelly, Michael Finn, Rhona Henry, April McClements, Gráinne Dever, Oisin McClenaghan, Rory McPhillips, Niall Pelly, Michelle Ridge, Sally-Anne Stone, Matthew Broadstock, Emma Doherty, Leonie Dunne, Laura Gleeson, Stuart Kennedy, Brian McCloskey, Madeline McDonnell, Claire McLaughlin, Barry O’Connor, Donal O’Donovan, Karen Reynolds, Kevin Smith, Ciaran Healy, Chris Bollard, Deirdre Kilroy, Michael Hastings, Maria Kennedy, Barry McGettrick, Kate McKenna, Donal O’Byrne, David O’Mahony, Russell Rockford. - Tax Principals: Greg Lockhart, John Kelly, Catherine Galvin. - Head of U.S. Offices: John Ryan - Of Counsel: William Prentice, Chris Quinn, Liam Quirke.

Dublin Cork London New York Palo Alto San Francisco	www.matheson.com

initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

This Opinion is based on (i) the current provisions of Irish tax law and the regulations there under in effect on the date hereof, (ii) all judicial decisions interpreting such provisions reported before the date hereof, (iii) all proposed amendments to Irish tax law and the regulations there under announced or released by Ireland prior to the date hereof, (iv) our understanding of the current administrative policies and assessment practices of the Irish tax authorities, and (v) expected confirmations from the competent Irish tax authorities in regard to certain Irish dividend withholding tax and stamp duty matters. It is possible that changes could be made to such legislation, regulations, proposed amendments, administrative policies and assessment practices and confirmations after the date of the Registration Statement. Such changes could affect this Opinion and the accuracy of the Irish tax discussion under the headings “Summary - Certain United Kingdom and Ireland Tax Considerations”, “Risk Factors - Transfers of STERIS Ireland ordinary shares, other than by means of the transfer of book-entry interests in the DTC, may be subject to Irish stamp duty”, “Risk Factors - In certain limited circumstances, dividends paid by STERIS Ireland may be subject to Irish dividend withholding tax”, “Risk Factors - After the transaction, dividends received by Irish residents and certain other shareholders may be subject to Irish income tax”, “Risk Factors - STERIS Ireland ordinary shares received by means of a gift or inheritance could be subject to Irish capital acquisitions tax” and “Certain Ireland Tax Considerations” (the “Irish Tax Discussion”). We do not undertake to inform you of any such changes to legislation, regulations, proposed amendments, administrative policies or assessment practices or of any judicial decision practices after the date of the Registration Statement, which may affect this Opinion. We express no opinion on any matters different from Irish tax matters and we express no opinion on the correctness or completeness of the Registration Statement other than the Irish Tax Discussion.

Subject to the foregoing, the Irish Tax Discussion, to the extent it describes Irish tax laws or legal conclusions with respect thereto, is an accurate summary of the matters described therein in all material respects and such statements constitute our opinion.

This Opinion represents only our interpretation of the tax laws and has no binding, legal effect on, without limitation, the Irish tax authorities or any court. It is possible that contrary positions may be asserted by the Irish tax authorities and that one or more courts may sustain such contrary positions. This Opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this Opinion to reflect any changes, including changes which have retroactive effect, (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

This Opinion is furnished to you and the persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act strictly for use in connection with the Registration Statement and may not be relied upon by any other person without our prior written consent. This Opinion is confined strictly to the matters expressly stated herein and is not be read as extending by implication or otherwise to any other matter.

We hereby consent to the filing of this Opinion as Exhibit 8.1 to the Registration Statement and to the reference to Matheson under the caption “Legal Matters” in the proxy statement / prospectus constituting a part of the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

This Opinion and the opinion given in it are governed by, and construed in accordance with, the laws of Ireland.

Yours faithfully

/s/ Matheson

MATHESON

3